EXHIBIT 99.1

Notes to Footnote 1

Of these shares, 28,815 are held directly by Schroder Ventures International
Life Sciences Fund II Group Co-Investment Scheme ("Co-Invest"), 1,002,046 are
held directly by Schroder Ventures International Life Sciences Fund II LP1
("ILSF LP1"), 426,766 are held directly by Schroder Ventures International Life
Sciences Fund II LP2 ("ILSF LP2"), 113,729 are held directly by Schroder
Ventures International Life Sciences Fund II LP3 ("ILSF LP3"), 15,456 are held directly by Schroder Ventures International Life Sciences Fund II Strategic
Partners L.P. ("Strategic Partners") and 123,419 are held directly by Schroder
Ventures Investments Limited ("SVIL" and together with Co-Invest, ILSF LP1, ILSF
LP2, ILSF LP3 and Strategic Partners, the "Funds"). Schroder Venture Managers
Inc. ("SVMI"), in its capacity as general partner of ILSF LP1, ILSF LP2, ILSF
LP3 and Strategic Partners, may be deemed to have beneficial ownership of the securities held by ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners. SVMI may
also be deemed to have beneficial ownership of the securities held by Co-Invest and SVIL because of certain contractual relationships between each of Co-Invest and SVIL, and SVMI. Schroder Venture Managers Limited ("SVML"), in its capacity as fund manager to SVMI, may be deemed to have beneficial ownership of the securities held by each of the Funds. Each of the Funds may be deemed to beneficially own the securities held by the other Funds because of certain contractual relationships among the Funds and their affiliates. SVMI and SVML disclaim beneficial ownership of securities held by any Fund except to the extent of any pecuniary interest therein. Each Fund disclaims beneficial ownership of shares held by any other Fund except to the extent of any pecuniary interest therein.

Notes to Footnote 3

The following table sets forth the number of shares of Series B Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. SVMI, in its capacity as general partner of ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners, may be deemed to have beneficial ownership of the securities held by ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners. SVMI may also be deemed to have beneficial ownership of the securities held by Co-Invest and SVIL because of certain contractual relationships between each of Co-Invest and SVIL, and SVMI. SVML, in its capacity as fund manager to SVMI, may be deemed to have beneficial ownership of the securities held by each of the Funds. Each of the Funds may be deemed to beneficially own the securities held by the other Funds because of certain contractual relationships among the Funds and their affiliates. SVMI and SVML disclaim beneficial ownership of securities held by any Fund except to the extent of any pecuniary interest therein. Each Fund disclaims beneficial ownership of shares held by any other Fund except to the extent of any pecuniary interest therein.

                                                          Shares of Common Stock
                                                        issuable upon conversion
                                   Shares of Series B       of the Series B
                                 Convertible  Preferred   Convertible Preferred
  Holder                          Stock held by Holder             Stock
 ------------                   ----------------------- ------------------------
Schroder Ventures International        102,300                 12,786
 Life Sciences Fund II Group
 Co-Investment Scheme

Schroder Ventures International
 Life  Sciences Fund II LP1            3,557,175               444,646

Schroder Ventures International
 Life  Sciences Fund II LP2            1,514,983               189,372

Schroder Ventures International
 Life  Sciences Fund II LP3            403,734                 50,465

Schroder Ventures International
 Life Sciences Fund II Strategi        54,877                  6,859
 Partners  L.P.

SV (Nominees) Limited as
 nominee of  Schroder Ventures         438,135                 54,766
 Investments Limited

Notes to Footnote 6

The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. SVMI, in its capacity as general partner of ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners, may be deemed to have beneficial ownership of the securities held by ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners. SVMI may also be deemed to have beneficial ownership of the securities held by Co-Invest and SVIL because of certain contractual relationships between each of Co-Invest and SVIL, and SVMI. SVML, in its capacity as fund manager to SVMI, may be deemed to have beneficial ownership of the securities held by each of the Funds. Each of the Funds may be deemed to beneficially own the securities held by the other Funds because of certain contractual relationships among the Funds and their affiliates. SVMI and SVML disclaim beneficial ownership of securities held by any Fund except to the extent of any pecuniary interest therein. Each Fund disclaims beneficial ownership of shares held by any other Fund except to the extent of any pecuniary interest therein.

                                                         Shares of Common Stock
                                                        issuable upon conversion
                                   Shares of Series C        of the Series C
                                 Convertible  Preferred     onvertible Preferred
  Holder                          Stock held by Holder          Stock
----------                     -----------------------    ----------------------
Schroder Ventures International
 Life Sciences Fund II Group           55,721                  8,328
 Co-Investment Scheme

Schroder Ventures International        1,937,521               89,606
 Life  Sciences Fund II LP1

Schroder Ventures International        825,182                 123,342
 Life  Sciences Fund II LP2

Schroder Ventures International        219,907                 32,870
 Life  Sciences Fund II LP3

Schroder Ventures International        29,891                  4,467
 Life Sciences Fund II Strategi
 Partners  L.P.

SV (Nominees) Limited as               238,644                 35,670
 nominee of  Schroder Ventures
 Investments Limited

Notes to Footnote 7

The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. SVMI, in its capacity as general partner of ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners, may be deemed to have beneficial ownership of the securities held by ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners. SVMI may also be deemed to have beneficial ownership of the securities held by Co-Invest and SVIL because of certain contractual relationships between each of Co-Invest and SVIL, and SVMI. SVML, in its capacity as fund manager to SVMI, may be deemed to have beneficial ownership of the securities held by each of the Funds. Each of the Funds may be deemed to beneficially own the securities held by the other Funds because of certain contractual relationships among the Funds and their affiliates. SVMI and SVML disclaim beneficial ownership of securities held by any Fund except to the extent of any pecuniary interest therein. Each Fund disclaims beneficial ownership of shares held by any other Fund except to the extent of any pecuniary interest therein.

                                                         Shares of Common Stock
                                                        issuable upon conversion
                                  Shares of Series C-2        of the Series C-2
                                 Convertible  Preferred     onvertible Preferred
Holder                            Stock held by Holder          Stock
---------------                 -----------------------   ---------------------
Schroder Ventures International        61,610                 7,701
 Life Sciences Fund II Group
 Co-Investment Scheme

Schroder Ventures International        2,142,356              267,794
 Life  Sciences Fund II LP1

Schroder Ventures International        912,419                114,052
 Life  Sciences Fund II LP2

Schroder Ventures International        243,154                30,394
 Life  Sciences Fund II LP3

Schroder Ventures International        33,050                 4,130
 Life Sciences Fund II Strategi
 Partners  L.P.

SV (Nominees) Limited as               263,872                32,983
 nominee of  Schroder Ventures
 Investments Limited